SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2016

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 K Street NW, Washington, D.C. 20005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Certain Officers

On January 12, 2016, FTI Consulting, Inc. (the “Company”) announced that David M. Johnson has announced his voluntary resignation as Chief Financial Officer of the Company to be effective on February 29, 2016. Mr. Johnson will be joining International Rescue Committee, a non-governmental humanitarian organization as its chief financial officer, and his resignation does not reflect any dispute or disagreement with the Company and is not related to the Company’s financial statements, accounting and disclosures. The Company has initiated a search for a new Chief Financial Officer.

A copy of the Company’s press release dated January 12, 2016, announcing Mr. Johnson’s departure, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is herein incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 12, 2016 of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: January 12, 2016	By:	/s/ CURTIS LU
Curtis Lu

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 12, 2016 of FTI Consulting, Inc.

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